As filed with the Securities and Exchange Commission on January 21, 2016

Registration No. 333-208824

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

COMSTOCK MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	1040	65-0955118
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1200 American Flat Road
Virginia City, NV 89440
(775) 847-5272
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corrado De Gasperis
Chief Executive Officer
1200 American Flat Road
Virginia City, NV 89440
(775) 847-7325
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________

Copies to:

Clyde W. Tinnen, Esq.
Withers Bergman LLP
157 Church Street
New Haven, CT 06510
(203) 789-1320

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this Amendment No. 1 is to amend Item 16 of Part II of the Registration Statement and to include new Exhibit 4.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and a restated Item 16 of Part II of the Registration Statement. The remainder of the Registration Statement and the prospectus included therein is unchanged and has therefore been omitted.

Item 16. Exhibits

     (a) The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

3.1
Articles of Incorporation by Comstock Mining Inc. [Previously filed with the SEC on April 15, 2011 as exhibit 3.1 to the Company’s Annual Report on form 10-K for the year ended December 31, 2010 (file number 000-32429; film number 11761619) and incorporated herein by reference]

3.2
Amended and Restated Bylaws of Comstock Mining Inc. [Previously filed with the SEC on June 8, 2011 as Exhibit 3.2 to the Company’s Form 8-K (file number 001-35200; film number 11901161) and incorporated herein by reference]

4.1**	Form of Indenture for Debt Securities

5.1*	Opinion of McDonald Carano Wilson LLP, Reno, Nevada, regarding the validity of the securities registered hereunder.

23.1*	Consent of McDonald Carano Wilson LLP, Reno, Nevada.

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Powers of Attorney of Directors and Certain Officers of the Registrant.
* Previously filed.
** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia City, Nevada, on January 21, 2016.

COMSTOCK MINING INC.

By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Robert C. Kopple	Vice Chairman of the Board of Directors	January 21, 2016

/s/ Corrado De Gasperis
Corrado De Gasperis	Executive Chairman, President, Chief Executive Officer and Director	January 21, 2016
(Principal Executive Officer)

*
Daniel Kappes	Director	January 21, 2016

*
William Nance	Director	January 21, 2016

*
Robert Reseigh	Director	January 21, 2016

/s/ Judd Merrill
Judd Merrill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2016

*By:	/s/ Corrado De Gasperis
Name:	Corrado De Gasperis
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Form of Indenture for Debt Securities

5.1	Opinion of McDonald Carano Wilson LLP, Reno, Nevada, regarding the validity of the securities registered hereunder.

23.1	Consent of McDonald Carano Wilson LLP, Reno, Nevada (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).

5